UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 22, 2005

Date of Report (Date of earliest event reported)

WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

     On March 22, 2005, WebMD Corporation sent a notice (which we refer to below as the “Notice”) to its directors and executive officers informing them of a temporary suspension of trading (which we refer to below as the “Blackout Period”) under the WebMD Practice Services, Inc. 401(k) Profit Sharing Plan (which we refer to below as the “Plan”), a qualified retirement plan maintained by WebMD Practice Services, Inc., an affiliate of WebMD Corporation. Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the Notice.

     The reason for the Blackout Period is to complete the transition of the recordkeeping and administrative services associated with the Plan to Fidelity Investments, who will become the new trustee and recordkeeper for the Plan on or about May 15, 2005. This transition will temporarily prevent participants in the Plan from engaging in transactions in WebMD Corporation common stock in their individual accounts under the Plan.

     The Notice indicates that the Blackout Period will begin on April 22, 2005, at 3:00 p.m. Eastern Time, and is expected to last until the week of May 15, 2005. WebMD Corporation provided the Notice to its directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. WebMD Corporation received the notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, on March 22, 2005.

     Inquiries concerning the Blackout Period should be directed to Lewis H. Leicher, Senior Vice President, by telephone at (858) 759-6000 or by mail at WebMD Corporation, River Drive Center Two, 669 River Drive, Elmwood Park, New Jersey 07407-1361.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

     The following exhibit is filed herewith:

99.1	Notice to Directors and Executive Officers of WebMD Corporation, dated March 22, 2005

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION
Dated: March 22, 2005	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Notice to Directors and Executive Officers of WebMD Corporation, dated March 22, 2005

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